Healthcare Trust of America, Inc. Announces Results of
2009 Annual Meeting of Stockholders

Scottsdale, Arizona (August 31, 2009) – Healthcare Trust of America, Inc. (the “Company”) today announced that, at the Company’s 2009 Annual Meeting of Stockholders, held earlier today in Scottsdale, Arizona, stockholders voted to re-elect by an overwhelming majority all of the Company’s nominees to the board of directors. Total shares represented at the annual meeting were 63,725,589, representing approximately 56% of the 114,007,240 shares outstanding as of the record date, June 17, 2009.

“We believe that the number of stockholders who participated in the voting process and voted in favor of the re-election of the Company’s board of directors signals strong stockholder support of the Company and our successful transition to complete self-management, and we thank our stockholders for this support,” said Scott D. Peters, the Company’s Chief Executive Officer and President. “Today’s election results show that our stockholders recognize our reduced fee structure, our prudent and disciplined acquisition approach in the current economic environment and our commitment to a ‘stockholder first’ philosophy. We are pleased that our company and our board of directors continue to have strong stockholder support, and we look forward to increasing stockholders value through selective future acquisitions, significant cost savings and an experienced management team.”

The detailed voting results of the shares cast at the annual meeting with respect to the election of directors are as follows:

Director	Shares For	% For	Shares Withheld	% Withheld
Scott D. Peters	62,305,379	97.8%	1,420,210	2.2%
W. Bradley Blair, II	62,397,055	97.9%	1,328,535	2.1%
Maurice J. DeWald	62,409,577	97.9%	1,316,013	2.1%
Warren D. Fix	62,384,468	97.9%	1,341,122	2.1%
Larry L. Mathis	62,402,330	97.9%	1,323,260	2.1%
Gary T. Wescombe	62,408,061	97.9%	1,317,528	2.1%

The complete voting results with respect to the annual meeting will be included in the Company’s next quarterly report on Form 10-Q, to be filed with the Securities and Exchange Commission.

In addition to the re-election of the Company’s board of directors, approximately 97.2% of shares voted were cast in favor of ratifying the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2009.

About Healthcare Trust of America, Inc. Healthcare Trust of America, Inc. (formerly Grubb & Ellis Healthcare REIT, Inc.) is a publicly registered, non-traded real estate investment trust. Healthcare Trust of America, Inc. has acquired 43 geographically diverse properties and one other real estate-related asset valued at approximately $1 billion, based on purchase price, as of August 31, 2009. The Company’s portfolio totals approximately 5.5 million square feet with 138 buildings and includes 119 medical office buildings, four hospitals, 12 skilled nursing and assisted living facilities and three other office buildings. The Company’s properties are located in 18 states including: Arizona, California, Colorado, Florida, Georgia, Indiana, Kansas, Minnesota, Missouri, New Hampshire, Ohio, Oklahoma, Pennsylvania, Tennessee, Texas, Utah, Virginia and Wisconsin.

FORWARD-LOOKING LANGUAGE

This press release contains certain forward-looking statements with respect to Healthcare Trust of America, Inc.’s future growth and value. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: the strength and financial condition of each individual property acquired; uncertainties relating to changes in general economic and real estate conditions; uncertainties regarding changes in the healthcare industry; the uncertainties relating to the implementation of our real estate investment strategy; and other risk factors as outlined in our prospectus, as amended from time to time, and as detailed from time to time in our periodic reports, as filed with the Securities and Exchange Commission.